Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of USA Technologies, Inc. dated January 12, 2006.


                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 12, 2006